THE WAGNER-SMITH COMPANY

                   DEFERRED COMPENSATION PLAN

























                                          Effective June 30, 2000


       THE WAGNER-SMITH COMPANY DEFERRED COMPENSATION PLAN


          This The Wagner-Smith Company Deferred Compensation Plan (the "Plan") is adopted by The Wagner-Smith Company, an Ohio corporation, (the "Company") for the purpose of providing an inducement for continued service by designated key employees of the Company following the acquisition of the Company by Utility Services, Inc. ("USI"). Benefits due under the Plan constitute a mere promise by the Company to pay benefits as the Plan provides. Accordingly, Participants are general unsecured creditors of the Company with respect to their benefit, and the Plan is unfunded for tax purposes.

                            ARTICLE I
                 ADOPTION OF PLAN; PARTICIPATION

          The Plan is adopted this 30th day of June, 2000, subject to the condition that not later than July 3, 2000, all of the outstanding stock of the Company will be acquired by USI in a taxable purchase. Each person listed on Schedule A shall be a Participant in the Plan provided that such person is an employee of the Company in good standing on the Effective Date.

                           ARTICLE II
            VESTING; DISPOSITION OF FORFEITED SHARES

          2.1 Vesting. Except as provided below, in order to become entitled to receive the balance in the Participant's Account maintained pursuant to Section 3.1, a Participant must be continuously employed by the Company from the Effective Date until the Vesting Date set forth opposite the Participant's name on Schedule A (the "Vesting Date").

          A Participant who voluntarily terminates employment or is Terminated for Cause shall forfeit the balance in the Participant's Account effective on the date that employment ceases. A Participant who dies or becomes totally disabled before the Vesting Date shall be entitled to receive the balance in the Participant's Account maintained pursuant to Section 3.1. If the Company terminates a Participant prior to the Vesting Date but that termination is not within the meaning of Terminated for Cause, the Participant shall be entitled to receive the balance in the Participant's Account maintained pursuant to Section 3.1.

          "Terminated for Cause" means with the approval of Philip H. Wagner a termination of a Participant's employment whenever occasioned by (i) criminal conduct, (ii) failure of the Participant to perform his duties with the skill, knowledge, and diligence reasonably expected of personnel in similar positions or refusal to carry out such reasonable tasks as reasonably directed, (iii) refusal to perform employment duties on a full-time basis, (iv) refusal to act in accordance with any lawful instructions of a more senior employee, or (v) misconduct which could be seriously damaging to the Company without a reasonable good faith belief by the Participant that his conduct was in the best interest of the Company.

          2.2 Disposition of Forfeited Shares. If the MDU Shares credited to any Participant's Account are forfeited pursuant to Section
2.1, the Company shall notify the Trustee of the forfeiture, and the Trustee shall forthwith deliver the forfeited shares to MDU.

                           ARTICLE III
                 CREDITS AND CHARGES TO ACCOUNTS

          3.1 Account. An Account shall be established and maintained for each Participant, which Account shall be credited with the dollar amounts set forth opposite the Participant's name on Schedule A.
On the Effective Date, the dollar amount credited to the account of each Participant shall be converted into a number of MDU
Shares equal to the quotient of such dollar amount divided by the MDU Stock Price (as defined in the Acquisition Agreement dated as of June 30, 2000, pursuant to which the Acquisition was consummated). Following such conversion, and subject to all of the terms and conditions of this Plan, the Participants shall be entitled to receive the MDU Shares credited to their accounts rather than the cash amount referred to in the first sentence of this Section 3.1. The Participant's Account shall be charged with distributions, income taxes and any other amounts required to be withheld under Section 4.6.

          3.2 Earnings. The Earnings to be credited to a Participant's Account shall be equal to the dividends declared and paid from time to time with respect to the number of MDU Shares then credited to the Participant's Account.

                           ARTICLE IV
                          DISTRIBUTIONS

          4.1 No Withdrawals. Except as otherwise provided in this article, withdrawals are not available from a Participant's Account.

          4.2 Timing of Distribution. The Earnings credited to a Participant's Account shall be distributed forthwith to the Participant, subject to tax withholding pursuant to Section 4.6. The MDU Shares credited to a Participant's Account shall be paid on the Vesting Date if the Participant has been continuously employed by the Company from the Effective Date of this Plan until the Vesting Date.

          4.3 Death Benefits. Should a Participant die before the Vesting Date, the Account shall be paid to the Participant's Beneficiary under Article V, provided that the Participant has been continuously employed by the Company from the Effective Date of the Plan until the date of the Employee's death.

          4.4 Limitation on Distributions to Covered Employees. Notwithstanding any other provision of this article, if a Participant is a "covered employee" as defined in Code
Section 162(m)(3) at the time of any distribution, the maximum amount which may be distributed from such a Participant's Account in any Plan Year shall not exceed $1,000,000, less the amount of compensation paid to the Participant by the Company in such Plan Year which is not "performance-based" (as defined in Code Section 162(m)(4)(C)). Such amount shall be reasonably determined by the Administrator at the time of the proposed distribution. Any amount not distributed to a Participant in a Plan Year as a result of the limitation set forth in this section shall be distributed in the next Plan Year, which may again be subject to the limitation of this section.

          4.5 Payments to Minors and Incompetents. If any person entitled to any payment under this Plan is, in the judgment of the Administrator, incapable of giving receipt for such payment because of minority, illness, infirmity or other incapacity, the Administrator may pay the amount due such person to a duly appointed legal representative, if there is one, or, if none, to the spouse, children, dependents, or such other persons with whom the person entitled to payment resides. Any such payment shall be a complete discharge of the liability of the Company, its Affiliates, and the Plan with respect to such payment.

          4.6 Tax Withholding. The Company shall deduct from any payment or share delivery made under this Plan an amount equal to, or shares having a value equal to, all or part of the federal, state and local taxes required by law to be withheld by the Company
(including but not limited to any amount that may be necessary to satisfy applicable income tax withholding and employment tax obligations, as well as the Company's portion of all such applicable taxes), all garnishments, and any other amounts required to be withheld by applicable law or court order.

                            ARTICLE V
                    BENEFICIARY DESIGNATIONS

          5.1 Designation of Beneficiary. Each Participant may designate in the form and the manner specified by the Administrator a Beneficiary to receive the payment (if any) due under Article IV at the Participant's death. The Beneficiary of a married Participant shall be his or her spouse, unless the Participant designates a Beneficiary other than the spouse and the spouse consents in writing to the designation in the form and the manner prescribed by the Administrator. A Participant may revoke such designation at any time and substitute therefor another Beneficiary. A married
Participant may revoke a prior Beneficiary designation only with the consent of his or her spouse in the form and the manner prescribed by the Administrator.

          5.2 Failure To Designate a Beneficiary. If upon the death of an unmarried Participant a Beneficiary has not been validly designated, the Beneficiary shall be the Participant's estate.

                           ARTICLE VI
                TRUST OBLIGATION TO PAY BENEFITS

          6.1  Establishment of Trust.  Immediately following the
Acquisition, MDU shall establish a Trust to hold the assets credited to the Participants' Accounts. The assets of any such Trust shall be subject to the claims of MDU's creditors and the Company's creditors and shall be maintained pursuant to a separate trust document generally conforming to the terms of the model trust described in Revenue Procedure 92-64.

          6.2 Benefits Paid From Trust. Any payment required to be made under this Plan to a Participant or Beneficiary shall be paid by the Trustee to the extent of the assets held in the Trust by the Trustee, and by the Company to the extent the assets in the Trust are unavailable to pay such amount.

                           ARTICLE VII
                    ADMINISTRATION AND CLAIMS

          7.1 Plan Administration. The Administrator shall have sole discretionary responsibility for the operation, interpretation, and administration of the Plan. Any action taken on any matter within the discretion of the Administrator shall be final, conclusive, and binding on all parties. In order to discharge its duties hereunder, the Administrator shall have the power and authority to adopt, interpret, alter, amend or revoke rules necessary to administer the Plan, to delegate its duties and to employ such outside professionals as may be required for prudent administration of the Plan. The Administrator shall also have the right within the scope of his authority (if a designee of the Company) to enter into agreements on behalf of the Company necessary to administer the Plan. Any Participant who is acting as Administrator shall not be entitled to make decisions with respect to his own participation and entitlement to payment under the Plan.

          7.2  Claims Procedures

               (a) Applicability. This section sets forth the exclusive procedures governing benefits under the Plan. No legal action may be brought by any person claiming entitlement to benefits until after the procedures set forth herein have been exhausted.

               (b) General Rules. Thirty days before a Participant's Vesting Date the Administrator shall send to the affected Participant (or
Beneficiary, as the case may be) and to the Trustee a written notice setting forth the Participant's Account balance. Unless the Company notifies the Trustee prior to the Vesting Date that the Participant has forfeited the Participant's Account, the Trustee shall deliver the MDU Shares in Participant's Account automatically on the Participant's Vesting Date.

               (c) Claim for Benefits. Any person claiming entitlement to benefits for which the Administrator refuses to authorize payment shall file a written claim for benefits with the Administrator at the offices of the Company. The claim must set forth the basis for the claim and be signed by the claimant.

               (d) Determination. Within 60 days of receiving a claim for benefits, the Administrator shall make a determination on the claim, and notify the claimant in writing of the determination.
If the claim is approved, the Administrator shall direct the Trustee to commence payment in accordance with the provisions of
Article IV. If the claim is denied, in whole or in part, the Administrator's notice to the claimant shall explain the specific reasons for the denial, refer to the specific Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to perfect the claim (if possible), and explain the steps and time limit for requesting appeal of the determination.

               (e) Appeal of Determination. A claimant (or authorized representative) shall have 60 days in which to file an appeal of the determination, measured from the date the Administrator's notice described in paragraph (d) is mailed. An appeal must (i) be in writing, (ii) set forth each ground and supporting fact on which the appeal is based and (iii) provide any other comments the claimant believes pertinent and helpful to his appeal. When making an appeal, a claimant may review the documents that were pertinent to the Administrator's denial of his claim. Any claimant who fails to file an appeal timely shall be estopped and barred from any further challenge to the Administrator's determination to deny the claim.

               (f) Review by Committee. Upon receipt of a written appeal, the Company shall appoint a committee, composed of at least 2 individuals who did not participate in the original denial of the claim, to conduct a full and fair review of the appeal. The committee shall complete its review and decide the appeal within 60 days after the written appeal was received by the Company. In conducting its review, the committee may, in its sole discretion, require the Company or the claimant to submit such additional documents or other evidence as the committee deems necessary or appropriate. The review committee's decision shall be final and binding on all persons with respect to the claimant's appeal. If the appeal is denied in whole or in part, the committee shall notify the claimant in writing, setting forth the specific reasons for the denial and the specific plan provisions on which the denial is based. The committee shall have the sole discretion to interpret any provision of the Plan that is pertinent to the outcome of the appeal.

          7.3 Reimbursement of Costs. If any person institutes legal action to enforce any of the provisions of the Plan, the prevailing party in such legal action shall be reimbursed by the other party for the prevailing party's costs, including, without limitation, reasonable fees of attorneys, accountants and similar advisors, and expert witnesses.

                          ARTICLE VIII
                          MISCELLANEOUS

          8.1 Nontransferability. The right of a Participant or Beneficiary to benefits under the Plan shall not be assigned, alienated, transferred, pledged or encumbered. Neither the Company, its Affiliates, nor the Plan shall be liable for or subject to the debts or liabilities of a Participant.

          8.2 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and his or her heirs, executors, administrators and legal representatives.

          8.3 No Rights Implied. No Plan provision shall confer upon any Participant the right to continue as a member of the Board or as an employee of the Company or any Affiliate.

          8.4 Applicable State Law. The Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

          8.5 Entire Agreement. The Plan constitutes the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any Participant or Beneficiary and the Company other than those set forth or provided for herein.

          8.6 Amendment or Termination of Plan. The Company may amend or terminate the Plan at any time; provided, however, that no such amendment or termination shall be effective if it has the effect of eliminating or reducing a Participant's Account below the balance calculated under the Plan immediately before giving effect to such amendment.


                           ARTICLE IX
                           DEFINITIONS

          The following terms shall have the meanings set forth in this article, unless a different meaning is plainly required by the context:

          "Account" means the book entry account established and maintained for each Participant under Section 3.1.

          "Acquisition" means taxable stock purchase.

          "Administrator" means a committee of two or more members of the Board as selected to serve by such Board. If no such committee exists, then the Administrator means the Board.

          "Affiliate" means any parent corporation (within the meaning of Code Section 424(e)) or subsidiary corporation (within the meaning of Code Section 424(f)).

          "Beneficiary" means an individual, trust or other entity entitled to receive payment on account of a Participant's death.

          "Board" means the board of directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means The Wagner-Smith Company, an Ohio corporation.

           "Earnings" means the amount credited to a Participant's Account from time to time under Section 3.2.

          "Effective Date" means the closing date of the Acquisition.

          "MDU" means MDU Resources Group, Inc., a Delaware corporation.

          "MDU Share" means one share of the Common Stock, par value $1.00 per share, and the associated preference share purchase rights, of MDU.

          "Participant" means an individual named in Schedule A.

          "Plan" means The Wagner-Smith Company Deferred
Compensation Plan as set forth herein, as it may be amended from time to time.

          "Plan Year" means each calendar year.

          "Trust" means the legal entity created by the Trust
Agreement.

          "Trust Agreement" means the trust instrument entered among MDU, the Company and a trustee, as it may be amended from time to time.

          "Trustee" means the trustee serving from time to time under the Trust Agreement.

          IN WITNESS WHEREOF, The Wagner-Smith Company has caused this Plan to be executed by a duly authorized officer effective as of June 30, 2000.

                              THE WAGNER-SMITH COMPANY



                              By:  /s/  PHILIP H. WAGNER
                                   Philip H. Wagner, President





                           SCHEDULE A



The maximum number of shares that could be issued under this Plan, as of the Plan's adoption date, was 85,513 shares (not adjusted for the October 2003 three-for-two stock split).